Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EDGAR Online, Inc

Norwalk, Connecticut

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2008, relating to the consolidated financial statements of EDGAR Online, Inc. (the “Company”) “), the financial statement schedule and the effectiveness of internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

New York, New York
September 10, 2008